                                                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANSMEDIA NETWORK INC.

     FIRST:    Name.  The name of the corporation is TRANSMEDIA NETWORK INC.
               ----

     SECOND:   Address; Authorized Agent.  The Address of the Corporation's
               -------------------------
registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware 19901, and the name of its registered agent at such address is United States Corporation Company.

     THIRD:    Nature of Business and Purposes.  The purpose of the Corporation
               -------------------------------
is to engage in any Lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:   Number of Shares.
               ----------------

     1. The total number of shares of capital stock which the Corporation shall have authority to issue is ONE HUNDRED ONE MILLION (101,000,000) shares, of which ONE HUNDRED MILLION (100,000,000) shares shall be Common Stock, par value $.001 per share, and ONE MILLION (1,000,000) shares shall be Preferred Stock, par value $.10 per share.

     2. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to any limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or by resolutions the provisions for the issuance of such series, including the powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the resolution or resolutions establishing the series of Preferred Stock.

     FIFTH:    Directors.
               ---------

     1. The management of the business and the conduct of the affair of the Corporation shall be vested in its Board of Directors. Members of the Board of Directors need not be elected by written ballot unless the By-Laws otherwise provide.

     2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then authorized. Beginning at the 1988 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1989 annual meeting of stockholders, the term of office of the second class to expire at the 1990 annual meeting of stockholders and the term of office of the third class to expire at the 1991 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. The number of directors in each class shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then authorized. At each annual meeting of stockholders, commencing with the 1989 annual meeting (i) directors elected to succeed those directors which terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy was created.

          3. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

          4. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the Voting Stock (as defined in Article SEVENTH), voting together as a single class.

          5. No alteration, amendment, or repeal of any provision of this Article FIFTH shall shorten the term of any incumbent director.

          SIXTH:   Directors' Powers Regarding By-Laws. The Board of Directors
                   -----------------------------------
is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, subject to the power of the holders of the Corporation's capital stock to alter, amend, or repeal the By-Laws.

          SEVENTH: Special Voting Provisions.
                   -------------------------

          1.   Higher Voting for Certain Business Combinations. In
               -----------------------------------------------
addition to any affirmative vote required by law or this Certificate Incorporation, and except as otherwise expressly provided in Sections 3 and 8 of this Article SEVENTH:

          (a) any merger or consolidation of the Corporation with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an

Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         (b) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation having a Fair Market Value (as hereinafter defined) equal to 1% or more of the Fair Market Value of all of the assets of the Corporation; or

         (c) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder constituting 5% or more of the securities of the Corporation outstanding upon the issuance of such securities; or

         (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2.  Definition of "Business Combination". The term "Business
             ------------------------------------
Combination" as used in this Article SEVENTH shall mean any transaction which is referred to in any one or more of subsections (a) through (e) of Section 1 of this Article SEVENTH.

         3. When Higher Vote is Not Required. The provisions of Section 1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and by any other provision of this Certificate of Incorporation, if all of the conditions specified in either of the following subsections (a) or (b) are met:

         (a) Approval by Disinterested Directors. The Business Combination shall
             -----------------------------------
have been approved by a majority of the Disinterested Directors (as hereinafter defined).

         (b) Price and Procedural Requirements. All of the following conditions
             ---------------------------------
shall have been met:

               (i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                     (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by the Interested Stockholder or any of its Affiliates (x) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; and

                     (B) the Fair Market Value per share of Common Stock on the
               Announcement Date, or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher.

               (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (ii) shall be required to be met with respect to every class and series of outstanding Voting Stock, whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class or series of Voting Stock):

                     (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class or series of Voting Stock acquired by the Interested Stockholder or any of its Affiliates (i) within the five-year period immediately prior to the Announcement Date or (ii) in the transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher;

                     (B) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, and

                     (C) (if applicable) the highest preferential amount per
               share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary.

               (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder or any of its Affiliates has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by the Interested Stockholder or an of its Affiliates. The price determined in accordance with clauses (i) and
         (ii) of this subsection (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

               (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:
         (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; (B) there shall have been (x) no reduction in the quarterly rate of dividends paid on the Common Stork (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, a: (y) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (B) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

               (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such) (hereinafter referred to as the "Act"), and the rules and regulations of the Securities and Exchange Commission thereunder shall be mailed to all stockholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to the Act).

               (vi) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the Consummation Date shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (i), (ii) and (iii) of subsection (b) of this Article SEVENTH (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (vi) from being satisfied).

         4.   Certain Definitions.   For the purpose of this Article SEVENTH the
              -------------------
following shall be deemed to have the meanings specified below:

         (a) The term "person" shall mean any individual, firm, corporation or entity.


         (b) The term "Interested Stockholder" shall mean any person (other than the Corporation) who or which:

              (i) is the beneficial owner, directly or indirectly, of more than
         10% of the voting power of the then outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at anyt ime within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such statute).

         (c)  A person shall be deemed a "beneficial owner" of any Voting
Stock:

              (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the Act, as in effect on June 4, 1986; or

              (ii)  which such person or any of its Affiliates or Associates has
         (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which is beneficially owned, directly or indirectly, within the meaning of Rule 13-3 of the Act, as in effect on June 4, 1986, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (d) For the purpose of determining whether a person is an Interested Stockholder pursuant to subsection (b) of this Article SEVENTH, the number of shares of

Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (c) of this Article SEVENTH but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (e) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as in effect on June 4, 1987.

         (f) The term "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of such stock, appropriately adjusted for any dividend or distribution in shares of such stock of any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of properly other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

         (g) In the event of any Business Combination in which the Corporation is the survivor the phrase "consideration other than cash to be received" as used in clauses (i) and (ii) of subsection (b) of Section 3 shall include the shares of outstanding Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

         (h) The term "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

         (i) References to the "highest price per share" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

            5.    Powers of the Board of Directors. A majority of the Board of
                  --------------------------------
Directors of the Corporation shall have the power and duty to determine for the purpose of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of Directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article SEVENTH, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article SEVENTH, including, without limitation, (a) the number of shares of Voting Stock beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of 1% or more of the Fair Market Value of all of the Corporation's assets, (d) the Fair Market Value of stock or other property in accordance with Section 4(f) of this Article SEVENTH, and (e) whether all of the applicable conditions set forth in subsection (b) of Section 3 have been met with respect to any Business Combination. Any determination pursuant to this Section 5 made in good faith shall be binding and conclusive on all parties.

            6.    No Effect on Fiduciary Obligations of Interested Stockholders.
                  -------------------------------------------------------------
Nothing contained in this Article SEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            7.    Amendment, Repeal, Etc. Notwithstanding any other provisions
                  -----------------------
of this Certificate of Incorporation or the by-laws of the Corporation or any provision of law which might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class of series of the Voting Stock required by law, the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

            8.    No Effect on Certain Merger. Nothing contained in this Article
                  ---------------------------
SEVENTH shall apply to any merger of Transmedia Network Inc., a Colorado corporation ("Transmedia Colorado"), into the Corporation for purposes of the reincorporation of Transmedia Colorado in Delaware.

            Eighth:  Indemnification and Limitation of Director Liability.
                     ----------------------------------------------------

            1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section 1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            2.    (a)   Right to Indemnification. Each person who was or is made
                        ------------------------
a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided,
                                                                 --------
however, that, except as provided in paragraph (b) hereof with respect to
-------
proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General
                               --------  -------
Corporation Law requires, an advancement of the expenses incurred by an indemnnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

            (b)   Right of Indemnitee to Bring Suit. If a claim under paragraph
                  ---------------------------------
(a) of this Section 2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms

s                                        9
of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 2 or otherwise shall be on the Corporation.

            (c)   Non-Exclusivity of Rights. The rights to indemnification and
                  -------------------------
to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise,

            (d)   Insurance. The Corporation may maintain insurance, at its
                  ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            (e)   Indemnification of Employee and Agents of the Corporation. The
                  ---------------------------------------------------------
Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

            Ninth:      Changes in Certificate of Incorporation. To the extent
                        ------------------------------------------------------
now or hereafter permitted by law, the Corporation reserves the right to amend, alter, change, supplement or repeal any provision of this Certificate of Incorporation, as from time to time amended, altered, changed, supplemented or repealed, and all rights of stockholders, directors, officers, employees and agents are subject to this express reservation.

            Tenth:      Name and Address of Incorporator.  The name and mailing
                        --------------------------------
address of the incorporator is Ellen A. Gibson, Esq., Slade & Pellman, 850 Third Avenue, New York, New York 10022.

         IN WITNESS WHEREOF, I have made, signed and sealed this Certificate of Incorporation this 5th day of June, 1987.

                                                /s/ Ellen A. Gibson
                                            ------------------------------------
                                            Ellen A. Gibson, Incorporator

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANSMEDIA NETWORK INC.


                  The undersigned, the sole incorporater of TRANSMEDIA NETWORK INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  The Corporation has not received any payment for any of its stock as of the date hereof.

                  The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution has been duly accepted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

                  "RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by striking from Article EIGHTH, Paragraph 2(a), the parenthetical beginning on line 16 of such paragraph: `(but, in the case if any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto)' and replacing therefor: `(but, with respect to persons covered by this indemnification provision prior to the date of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto, unless such amendment has retroactive effect, in which case indemnification rights will be limited accordingly)'"

                  IN WITNESS WHEREOF, I have signed this certificate on this 18th day of June, 1987.

                                                    /s/ Ellen A. Gibson
                                                 -------------------------------
                                                 Ellen A. Gibson, Incorporator

                              CERTIFICATE OF MERGER

                                       OF

                            TRANSMEDIA NETWORK INC.,
                             a Colorado Corporation

                                      INTO

                            TRANSMEDIA NETWORK INC.,
                             a Delaware corporation

                         Pursuant to Section 252 of the
                        Delaware General Corporation Law

            The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

            DOES HEREBY CERTIFY:

            First:      That the name of the state of incorporation of each of
the constituent corporations of the merger is as follows:

            Name                              State of Incorporation
            ----                              ----------------------
            Transmedia Network Inc.                   Colorado
            Transmedia Network Inc.                   Delaware

            Second:     That a plan and agreement of merger between the parties
to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

            Third:      That Transmedia Network Inc., a Delaware corporation,
shall be the surviving corporation.

            Fourth:     That the Certificate of Incorporation of Transmedia
Network Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

            Fifth:      That the executed plan and agreement of merger is on
file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 509 Madison Avenue, New York, New York 10022.

            Sixth:      That a copy of the plan and agreement of merger will be
furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

            Seventh:    The authorized capital stock of Transmedia Network Inc.,
a Colorado corporation, consists of 100,000,000 shares of common stock, $.001 par value, and 1,000,000 shares of preferred stock, $.10 par value.


                                    TRANSMEDIA NETWORK INC.,
                                    a Delaware corporation

                                    By /s/  Melvin Chasen
                                      ----------------------------------------
                                      Chairman of the Board,
                                      President, and Chief Executive Officer

ATTEST:

By   /s/  Rhoda Skavroneck
   ----------------------------
   Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANSMEDIA NETWORK INC.

               (Under Section 242 of the General Corporation Law)


            The undersigned, being the President of Transmedia Network Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

            1. The name of the corporation is, and has been since its incorporation, Transmedia Network Inc.

            2. The Certificate of Incorporation was filed by the Secretary of State on June 10, 1987.

            3. Paragraph 1. of Article Fourth of the Certificate of Incorporation is hereby deleted and the following is substituted therefor:

            "1.   (a)   The total number of shares of capital stock which the
            Corporation shall have authority to issue is one million fifty thousand (1,050,000) of which fifty thousand (50,000) shares shall be shares of Common Stock (hereinafter called "Common Stock"), with a par value of $2.00 per share, and one million (1,000,000) shares shall be shares of Preferred Stock hereinafter called "Preferred Stock") with a par value of 10 cents ($.10) per share.

                  (b) On the date this Amendment becomes effective, each share of Common Stock issued and outstanding immediately prior to this Amendment shall be reclassified as and changed into one two-thousandth (1/2000th) of a share of Common Stock. Each holder of Common Stock whose aggregate shares of Common Stock held in one name or account are fewer than 2,000 shall receive cash from the Corporation for the fractional share interest resulting from such reclassification in an amount equal to the average of the daily Bid and Asked prices of the Common Stock as reported in the "Additional NASDAQ Quotes" The Wall Street Journal for the 30 consecutive trading
                          --- ---- ------ -------

           days during the period immediately preceding the date upon which this Amendment becomes effective. The interest of each such holder will thereby be terminated and he or she will have no further right to vote or to share in the assets or any future earnings of the Company. Each holder of Common Stock whose aggregate shares of Common Stock held in one name or account are 2,000 or more shall be entitled to receive such number of whole shares (and fractional shares, if any) resulting from such reclassification.

                  4. The foregoing amendment has been duly adopted by the holders of a majority of the outstanding shares of the Common Stock of the Corporation entitled to vote thereon, in accordance with Section 242 of the General Corporation Law.

                  IN WITNESS WHEREOF, this Certificate has been signed on the 4th day of October, 1988.

Attested to:

 /s/   Rhoda Skavroneck                       /s/  Melvin Chasen
----------------------------                -----------------------------------
Rhoda Skavroneck                            Melvin Chasen
Assistant Secretary                         President

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANSMEDIA NETWORK INC.

               (Under Section 242 of the General Corporation Law)

            The undersigned, being the President of Transmedia Network Inc., a Delaware corporation (the "Corporation"), hereby certifies that:

            1. The name of the corporation is, and has been since its incorporation, Transmedia Network Inc.

            2. The Certificate of Incorporation was filed by the Secretary of State on June 10, 1987.

            3. Paragraph 1. of Article Fourth of the Certificate of Incorporation is hereby deleted and the following is substituted therefor:

            1.   (a)  The total number of shares of capital stock which the

            Corporation shall have authority to issue is six million (6,000,000), of which five million (5,000,000) shares shall be shares of Common Stock (hereinafter called "Common Stock"), with a par value of two ents ($.02) per share, and one million (1,000,000) shares shall be shares of Preferred Stock (hereinafter called "Preferred Stock"), with a par value of ten cents ($.10) per share.

                 (b) On the date this Amendment becomes effective, each whole share of Common Stock issued and outstanding immediately prior to this Amendment shall be reclassified as and changed into one hundred shares of Common Stock and each fractional share interest resulting from, but not converted into cash as a result of, the one-for-two thousand (1/2000) reverse stock split which became effective immediately prior to this Amendment, shall be reclassified as and changed into the number of shares of Common Stock which results from multiplying such fractional share interest by 100. Any fractional shares remaining shall be "rounded up" to the next whole share."

      4. The foregoing amendment has been duly adopted by the holders of a majority of the outstanding shares of the Common Stock of the Corporation entitled to vote thereon, in accordance with Section 242 of the General Corporation Law

      IN WITNESS WHEREOF, this Certificate has been signed on the 4th day of October, 1988.

Attested to:

 /s/  Rhoda Skavroneck                         /s/  Melvin Chasen
-------------------------------               --------------------------------
Rhoda Skavroneck                              Melvin Chasen
Assistant Secretary                           President

            Certificate of Amendment of Certificate of Incorporation

                                       of

                             Transmedia Network Inc.

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                             Transmedia Network Inc.

            2. The certificate of incorporation of the corporation is hereby amended by striking out Paragraph 1. of Article Fourth thereof and by substituting in lieu of said Paragraph 1. of Article Fourth the following new Paragraph 1. of Article Fourth:

            1. The total number of shares of capital stock which the Corporation shall have authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shares shall be shares of Common Stock (hereinafter called "Common Stock"), with a par value of two cents ($.02) per share, and one million (1,000,000) shares shall be shares of Preferred Stock (hereinafter called "Preferred Stock"), with a par value of ten cents ($.10) per share.

            3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on May 19, 1992.

                                                   /s/  Melvin Chasen
                                                 -------------------------------
                                                 Melvin Chasen, President

Attest:

 /s/ Susan Rosenbaum
--------------------------
Assistant Secretary

            Certificate of Amendment of Certificate of Incorporation

                                       of

                             Transmedia Network Inc.

            It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is

                             Transmedia Network Inc.

            2. The certificate of incorporation of the corporation is hereby amended by striking out Paragraph 1. of Article Fourth thereof and by substituting in lieu of said Paragraph 1. of Article Fourth the following new Paragraph 1. of Article Fourth:

                   1. The total number of shares of capital stock which the Corporation shall have authority to sue is twenty-one million (21,000,000), of which twenty million (20,000,000) shares shall be shares of Common Stock (hereinafter called "Common Stock"), with a par value of two cents ($.02) per share, and one million (1,000,000) shares shall be shares of Preferred Stock (hereinafter called "Preferred Stock"), with a par value of ten cents ($.10) per share.

            3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on March 22, 1994.

                                                    /s/  Melvin Chasen
                                                   -----------------------------
                                                   Melvin Chasen, President

Attest:

 /s/  Susan Rosenbaum
---------------------------
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANSMEDIA NETWORK INC.

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law

               TRANSMEDIA NETWORK INC., a Delaware corporation, hereby certifies as follows:


               FIRST:   The Amended Certificate of Incorporation of the
Corporation was originally filed in the Office of the Secretary of State of Delaware on June 10, 1987 and a certified copy was recorded in the Office of the Recorder of Kent County, Delaware.

               SECOND: The Certificate of Incorporation is amended to eliminate the provisions for a classified Board by striking Paragraph 2 of Article Five of the Certificate of Incorporation in its entirety and inserting the following new Paragraph 2 of Article Five as follows:

                        "Subject to the rights of the holders of any series of
               Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then authorized."

               THIRD: This Amendment to the Certificate of Incorporation was duly approved by the unanimous vote of the Board of Directors at a duly convened Board of Directors Meeting on November 6, 1997 and that thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders was duly called and held, upon at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

               FOURTH: That said amendment duly adopted in accordance with provisions of Sections 141(b), 212, 216, 231 and 242 of the Delaware General Corporation Law.

                           [Signature Page to Follow]

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be executed by its Chairman of the Board, President and Chief Executive Officer this 3rd day of March, 1998.


                                  TRANSMEDIA NETWORK INC.,



                                  By:   /s/  Melvin Chasen
                                     ------------------------------------------
                                        Name:  Melvin Chasen
                                        Title: Chairman of the Board,
                                        President, and Chief Executive Officer

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             TRANSMEDIA NETWORK INC.

Gene M. Henderson and Kathryn M. Ferara certify that:

             1. They are the President and Chief Executive Officer and the Secretary, respectively, Transmedia Network Inc., a Delaware corporation (the "Corporation").

             2. Article 4 of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

             "FOURTH: Number of Shares.

             1. The total number of shares of capital stock which the Corporation shall have authority to issue is eighty million (80,000,000), of which seventy million (70,000,000) shares shall be shares of Common Stock (hereinafter called "Common Stock"), with a par value of two cents ($.02) per share, and ten million (10,000,000) shares shall be shares of Preferred Stock (hereinafter called "Preferred Stock"), with a par value of ten cents ($.10) per share.

             2. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to any limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or by resolutions the provisions for the issuance of such series, including the voting powers, full or limited, if any, other powers, if any, and the designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the resolution or resolutions establishing the series of Preferred Stock."

             3. The foregoing Certificate of Amendment of the Certificate of Incorporation has been duly approved by the Board of Directors.

         IN WITNESS WHEREOF, this Certificate of Amendment, which amends in its entirety Article 4 of the Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized Officer the 3rd day of November, 1999.

                               TRANSMEDIA NETWORK INC.


                                  /s/  Gene M. Henderson
                               --------------------------------------------
                               Gene M. Henderson
                               President and Chief Executive
                               Officer

[Corporate Seal]


ATTEST:

   /s/  Kathryn M. Ferara
------------------------------------
Kathryn M. Ferara
Secretary

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                            SERIES A PREFERRED STOCK
                           (PAR VALUE $.10 PER SHARE)

                                       OF

                             TRANSMEDIA NETWORK INC.

                        Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware

            Transmedia Network Inc., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

            That pursuant to the authority conferred upon the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors at its adopted the following resolution by written consent creating a series of 4,149,378 shares of Senior Convertible Redeemable Preferred Stock, par value $.10 per share, designated as "Series A Preferred Stock":

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of Article Fourth of its Certificate of Incorporation, a series of Preferred Stock, par value $.10 per share of the Corporation is hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            1.    Designation and Number. The designation of the series of
                  ----------------------
preferred stock fixed by this resolution shall be "Series A Senior Convertible Redeemable Preferred Stock" (hereinafter referred to as "Series A Preferred Stock" or this "Series") and the number of shares constituting such series shall be 4,149,378.

            2.    Rank. The Series A Preferred Stock shall rank: (i) prior to
                  ----
all of the Corporation's Common Stock, par value $.02 per share ("Common Stock") and (ii) prior to any class or series of capital stock of the Corporation hereafter created either specifically ranking by its terms junior to this Series or not specifically ranking by its terms senior to or on parity with this Series (collectively with the Common Stock, "Junior Securities"), in each case, as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

            3.    Dividends.
                  ---------

            (a)   General Dividend Obligation. (i) The holders of shares of this
                  ---------------------------
Series shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, and to the extent of funds legally available therefor, dividends per share (a) at the rate (the "Dividend Rate") of $0.145 per annum which shall be payable in cash (hereinafter referred to as "current dividends") quarterly in arrears, on the first business day of January, April, July and October of each year, commencing in January 2000 (each, a "Dividend Payment Date") and (b) at the rate of $0.145 per annum which shall not be payable currently but shall be deferred and shall accrue (hereinafter referred to as "deferred dividends") and shall be payable as hereinafter provided upon a conversion, redemption or liquidation, dissolution or winding up of the Corporation. The Corporation shall have the option and right to pay deferred dividends (or any portion thereof) currently.

                  (ii) In the case of the original issuance of shares of this Series, such current dividends shall be cumulative from the date of issue. Dividends payable on shares of this Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  (iii) Dividends shall be payable to holders of record of this Series as they appear on the books of the Corporation on each record date, not less than 15 days nor more than 60 days preceding the date for payment thereof, as may be fixed by the Board of Directors of the Corporation. Accrued current dividends not paid on a Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date.

                  (iv) If the funds legally available for the payment of such dividends are insufficient to pay in full current dividends payable on all outstanding shares of this Series on any Dividend Payment Date, the total available funds may be paid in partial dividends to the holders of the outstanding shares of this Series ratably in proportion to the fully accrued current dividends to which they are entitled. In the event any portion of accrued current dividends payable on a Dividend Payment Date (whether or not declared) is unpaid as of the close of business on such Dividend Payment Date (a "Past Due Current Dividend"), the holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, and to the extent of funds legally available therefor, an additional dividend per share (an "additional dividend") at an annual rate equal to the per share amount of the Past Due Current Dividend, multiplied by the Additional Dividend Rate. The Additional Dividend Rate applicable to an additional dividend that accrues by reason of any Past Due Current Dividend, shall be equal to the prime interest rate in effect on the Dividend Payment Date on which the Past Due Current Dividend first became payable (as announced by The Chase Manhattan Bank or, in the absence thereof, another bank or financial institution selected by the Board of Directors of the Corporation) (the "Prime Rate") plus 6% for the first 90 days after the Dividend Payment Date with respect to such Past Due Current Dividend, and shall be increased by an additional 1/2% at the beginning of each subsequent 90 day period up to a maximum rate equal to the Prime Rate plus 7-1/2% per annum. All additional dividends shall be cumulative from the Dividend Payment Date for the Past Due Current Dividend by reason of which the additional dividend accrues.

            (b)   Participation. In addition to the dividends described in
                  -------------
paragraph (a) above, in the event that the Corporation at any time or from time to time shall declare, order, pay or make a dividend or other distribution on its Common Stock (other than a dividend payable in shares of Common Stock or in rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock), then the holders of shares of this Series shall be entitled to receive from the Corporation with respect to each share of this Series held, a dividend or other distribution which is equivalent to the dividend or distribution that would be received by a holder of the number of whole shares of Common Stock into which a share of this Series is convertible pursuant to paragraph 5 hereof on the record date for such dividend or distribution.

            (c)   Limitation on Dividends. For so long as any shares of this
                  -----------------------
Series are outstanding, no dividend (other than a dividend payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or other Junior Security and cash in lieu of fractional shares in connection with any such dividend) shall be declared or paid or set aside for payment on or with respect to Junior Securities, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation (except in connection with a reclassification or exchange of Junior Securities through the issuance of other Junior Securities (and cash in lieu of fractional shares in connection therewith)) shall be made for any Junior Securities unless, in each case, the full amount of accrued and unpaid current dividends (whether or not declared) on all outstanding shares of this Series for all dividend periods ending on or before the date of payment of such dividend and the full amount of all accrued and unpaid additional dividends for all such periods shall have been paid or set apart for payment or contemporaneously are declared and paid. Subject to the foregoing limitations, dividends may be paid on the Common Stock or other Junior Security out of any funds legally available for such purpose when and as declared by the Board of Directors, provided that
                                                                 --------
dividends are also paid or set apart for payment on the shares of this Series in accordance with subparagraph 3(b).

            4.    Voting Rights.
                  -------------

            (a)   General Voting Rights. In addition to any voting rights
                  ---------------------
provided by law and the special voting rights provided herein, the holders of shares of this Series shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, together with the holders of Common Stock and not as a separate class, on the basis of one vote for each share of Series A Preferred Stock held of record by such holders.

            (b)   Special Voting Rights. (i) If and whenever at any time or
                  ---------------------
times current dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of current dividends due and payable thereon for six (6) quarterly dividend periods (consecutive or otherwise), then the number of directors constituting the Board of Directors shall be increased by two (2) and the holders of shares of this Series shall have the right, voting separately as a class (and, if any other series or class of stock is so entitled as provided in the certificate of designation of such series or in the Certificate of Incorporation, voting together with such other series or class collectively as a single class) to elect two (2) directors of the Corporation to fill such newly-created directorships.

                  (ii) Such special voting right may be exercised initially either at a special meeting of the holders of this Series and such other series or class of stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting. The right of the holders of this Series to vote for the election of such members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all current dividends accumulated on this Series shall have been paid in full and all additional dividends with respect to such current dividends shall have been paid in full, at which time the special voting right of the holders of this Series to vote separately as a class with such other series or class of stock shall terminate and, if such voting right of the holders of this Series and all other series or class of stock so entitled shall have terminated, subject to the requirements of the General Corporation Law of Delaware, the term of the directors elected pursuant to subparagraph 4(b) shall terminate, subject to revesting on the basis set forth in subparagraph 4(b).

                  (iii) At any time when such voting right shall have vested in holders of this Series, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of at least 10% of the aggregate voting power represented by the then outstanding shares of this Series and of any other class or classes of stock having voting power with respect to the election of such directors, addressed to the Secretary of the Corporation, call a special meeting of such holders for the purpose of electing directors pursuant to paragraph 4(b)(i). Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty-five
(35) days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of at least 10% of the aggregate voting power represented by the then outstanding shares of this Series and of any such other series or class of stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subparagraph 4(b)(iii) or such other place as is selected by such designated stockholder.

                        Any holder of this Series who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this subparagraph 4(b). Notwithstanding the provisions of this subparagraph 4(b), no such special meeting shall be called during a period within ninety (90) days immediately preceding the date fixed for the next annual meeting of stockholders.

                  (iv ) At any meeting held for the purpose of electing directors at which the holders of this Series and any other series or class of stock shall have the right to elect two (2) directors as provided herein, the presence in person or by proxy of the holders of a majority of the aggregate voting power represented by the then outstanding shares of this Series and such other series or class of stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such holders. At any such meeting or adjournment thereof (x) the absence of a quorum having such special voting right shall not prevent the election of directors other than those to be elected by the holders of shares having such special voting rights, and the absence of a quorum or quorums of the holders of capital stock entitled to elect directors other than those to be elected by the holders having such voting rights shall not prevent the election of directors to be elected by the holders having such special voting rights and (y) except as otherwise required by law, in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

               (v) Any vacancy in the Board of Directors in respect of a director elected by holders of shares of this Series (and, if it is entitled as provided in the certificate of designation of such series or in the Certificate of Incorporation, by any other series or class of stock) pursuant to the voting right created under this paragraph 4(b) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of shares of this Series and such other series or class of stock entitled to elect such director or directors at a special meeting called in accordance with the procedures set forth in subparagraph 4(b)(ii) or, if no such special meeting is called, at the next annual meeting of stockholders.

               (vi) So long as any shares of this Series remain outstanding, the Corporation shall not, either directly or indirectly, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least two-thirds in number of shares of this Series then outstanding, amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or privileges or voting powers of shares of this Series; provided, that the issuance of any class or series of capital stock of the Corporation hereinafter created specifically ranking by its terms senior to or on parity with this Series as to payment of dividends or as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be deemed, for purposes of this subparagraph (vi), to affect adversely the preferences, special rights and privileges of shares of this Series.

               (vii) In exercising the voting rights set forth in this paragraph 4(b), each share of this Series entitled to such voting right shall have equal voting power, notwithstanding any greater or lesser general voting powers of one or more series or classes of stock.

               (viii) No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any Junior Securities or
(iii) subject to subparagraph 4(b)(vi), the issuance of any shares of preferred stock.

          5.   Conversion Rights.
               -----------------

          (a)  Optional Conversion. (i) Each whole share of this Series may be
               -------------------
converted, at the option of the holder, at any time and from time to time, into fully-paid and non-assessable shares of Common Stock; provided, a holder's right to so convert shares of Series A Preferred Stock shall terminate as to shares thereof that are redeemed by the Corporation on the redemption date therefor as provided in and subject to the terms and conditions of paragraph 7 hereof. The number of shares of Common Stock to which the holder of each share of this Series shall be entitled upon conversion shall be the product obtained by multiplying the number of whole shares of this Series to be converted by the Conversion Rate. The "Conversion Rate" shall be determined by dividing the sum of $2.41 plus all accrued and unpaid current dividends, additional dividends (if any), and deferred dividends thereon by $2.41 (the "Conversion Price");

provided, that if the Corporation fails to pay the redemption price of shares required to be redeemed in accordance with paragraph 7, the Conversion Price shall be reduced by 50% of the Conversion Price then in effect and shall remain at such reduced price until such failure is remedied. The Conversion Price shall be adjusted from time to time as set forth in subparagraph (e) hereof.

               (ii) A holder of shares of this Series desiring to convert all or a portion of the whole shares of this Series owned by such holder shall give written notice thereof to the Corporation. Such notice shall be accompanied by certificates, duly endorsed for conversion, evidencing the number of whole shares of this Series such holder desires to convert, together with cash, if any, required by subparagraph 5(c) hereof. The Corporation will, as soon as practicable thereafter, deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Common Stock, together with cash, as provided in subparagraph 5(d), with respect to any fractional shares otherwise issuable upon conversion and, in the event of a partial conversion, a certificate representing the balance, if any, of the whole shares of this Series represented by the surrendered certificate or certificates but not converted to Common Stock.

               (iii) If a holder has delivered notice to the Corporation of its desire to convert all or a portion of its shares of this Series, and certificates, duly endorsed for conversion in respect of such shares and cash, if any, required by subparagraph 5(c) hereof, then all shares of this Series so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Common Stock, such holder shall be deemed, for all purposes to be a holder of the number of shares of Common Stock into which the shares of this Series such holder is entitled to receive pursuant to the terms of this paragraph 5, in each case as of the close of business on the date on which such conversion notice is delivered.

          (b)  Mandatory Conversion. The Series A Preferred Stock is subject to
               --------------------
mandatory conversion as provided in this subparagraph 5(b).

               (i)   (A) Conversion by the Corporation. If (1) at any time after
                         -----------------------------
November 9, 2002, the closing price of the Common Stock, as reported by the New York Stock Exchange Composite Tape (or the composite reporting system of any other national securities exchange or quotation system on which the Common Stock of the Corporation is then traded or quoted) exceeds 200% of the Liquidation Preference, plus accrued and unpaid current dividends, additional dividends (if any) and deferred dividends thereon, for thirty consecutive days, or (2) at any time (x) the Corporation shall consummate an underwritten public offering of equity securities of the Corporation which results in gross proceeds to the Corporation or selling stockholders of $20 million and (y) either the price to public of the securities sold or the average of the high and low sales prices of the common stock of the Corporation on the date of the closing of the offering is not less than the Conversion Price then in effect, then the Corporation shall have the right, for a period of ninety (90) days thereafter, to cause the automatic conversion of all outstanding shares of this Series at the Conversion Rate then in effect. The Liquidation Preference for each share of this Series shall be $2.41.

                     (B) Conversion by the Majority Holders. Holders of a
                         ----------------------------------
majority of the outstanding shares of this Series at any time shall have the right to cause the conversion of all outstanding shares of this Series at the Conversion Rate then in effect by delivering written notice thereof, sent by first class mail, postage prepaid, to the Corporation.

              (ii) The Corporation shall give all holders of record of shares of this Series prior written notice of the exercise by it or the majority holders, as the case may be, of the right set forth in this subparagraph 5(b) not less than thirty (30) days prior to the date upon which such conversion shall occur. Such notice shall specify the place designated for exchanging shares of this Series for shares of Common Stock, and shall be sent by first class mail, postage prepaid, to each holder of record of shares of this Series at such holder's address as shown in the records of the Corporation.

              (iii) From and after the date of conversion, all rights of the holders of any shares of this Series, as such, shall cease and terminate, regardless of whether the holders of such shares of this Series have tendered their certificates therefor in accordance with this subparagraph 5(b).

          (c) Payment of Dividends. In the event that shares of this Series are
              --------------------
surrendered for conversion on any date during the period from the close of business on a record date fixed for determining the holders entitled to receive dividends to the opening of business on the corresponding payment date designated for the payment of such dividends, the holder must also deliver to the Corporation an amount equal to the dividend payable with respect to such shares of this Series on such dividend payment date and shall continue to be entitled to receive such dividend on such dividend payment date. In the event that the date on which the shares are converted is the payment date designated for the payment of such dividends, such holder will be entitled to receive the dividend payable with respect to such shares of this Series and shall not be required to include any payment in the amount of the dividend payable with respect to such converted shares of Series A Preferred Stock.

          (d) Fractional Shares. The Corporation shall not issue fractional
              -----------------
shares of Common Stock upon conversion of this Series but, in lieu thereof, shall pay to a holder cash in an amount equal to such fraction multiplied by the closing price of the Common Stock, as reported by the New York Stock Exchange Composite Tape (or the composite reporting system of any other principal national securities exchange or quotation system on which the Common Stock is then listed or quoted) on the trading day prior to the date on which the shares are converted.

          (e) Conversion Price Adjustments. (i) If, prior to the date on which
              ----------------------------
all shares of this Series are converted or redeemed, the Corporation shall (1) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (2) subdivide its outstanding Common Stock, (3) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (4) issue by reclassification of its Common Stock other securities of the Corporation, the Conversion Price in effect at the opening of business on the record date for the determination of stockholders entitled to participate in such transaction shall thereupon be adjusted or, if necessary, the right to convert shall be amended, such that the number of shares of Common Stock receivable upon conversion of the shares of this Series immediately prior thereto shall be adjusted so that the holder shall be entitled to receive, upon the conversion of such shares of this Series, the kind and number of shares of Common Stock or other securities of the

Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had its shares of this Series been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph 5(e)(i) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. No adjustment with respect to any cash dividends (made out of current or accumulated earnings) on shares of Common Stock shall be made.

               (ii) Except in respect of transactions described in subparagraph 5(e)(i) above, if, prior to the date on which all shares of this Series are converted or redeemed, the Corporation shall sell or issue Common Stock or rights, options, warrants or convertible securities (or rights, options or warrants to purchase convertible securities) containing the right to subscribe for or purchase shares of Common Stock (collectively, "Rights"), and the sale or issuance price per share of Common Stock (or in the case of Rights, the sum of the consideration paid or payable for any such Right entitling the holder thereof to acquire one share of Common Stock and such additional consideration paid or payable upon exercise or conversion of any such Right to acquire one share of Common Stock) is less than the lower of the then current Conversion Price or the closing price of the Common Stock (as reported by the New York Stock Exchange Composite Transactions or any other national securities exchange or quotation system on which the Common Stock is then listed or quoted) for the trading day immediately preceding the dates of such sale or issuance (the "Current Common Stock Price"), the Conversion Price shall thereupon be adjusted such that the number of shares of Common Stock receivable upon conversion of the Series A Preferred Stock shall be the number determined by multiplying (1) the number of shares of Common Stock receivable upon conversion of the shares of this Series immediately prior to such issuance or sale by (2) a fraction (not to be less than one) with a numerator equal to the product of the number of shares of Common Stock outstanding after giving effect to such sale or issuance (and assuming, in the case of Rights that such Rights had been fully exercised or converted, as the case may be) and the Current Common Stock Price and a denominator equal to the sum of (x) the product of the number of shares of Common Stock outstanding immediately before the issuance or sale or the record date, as the case may be, multiplied by the Current Common Stock Price and (y) the aggregate consideration received or deemed to be received by the Corporation for the shares of Common Stock to be issued or sold or to be purchased or subscribed for upon exercise of such Rights. For the purposes of such adjustments, the Common Stock which the holders of any such Rights shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such issuance or sale or the record date, as the case may be.

               (iii) Except in respect of transactions described in subparagraph 5(e)(i) above, if, prior to the date on which all shares of this Series are converted or redeemed, the Corporation shall declare, order, pay or make a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise, but excluding dividends on the Common Stock described in paragraph 3(b) or in the last sentence of subparagraph 5(e)(i)), then, in each case, the Conversion Price shall thereupon be adjusted such that the number of shares of Common Stock thereafter receivable upon the conversion of shares of this Series shall be determined by multiplying (1) the number of shares of Common Stock theretofore receivable upon conversion of the shares of this

Series by (2) a fraction of which the numerator shall be the then Conversion Price on the record date for the determination of stockholders entitled to receive such dividend or other distribution, and of which the denominator shall be such Conversion Price on such date minus the amount of such dividend or distribution applicable to one share of Common Stock. The Board of Directors of the Corporation shall determine the amount of such dividend or distribution allocable to one share of Common Stock and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the holder. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               (iv) Upon the expiration of any Rights, if such shall not have been exercised, the Conversion Price, to the extent that shares of this Series have not been converted or redeemed, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (1) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights and (2) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation (including for purposes hereof, any underwriting discounts or selling commissions paid by the Corporation) for the issuance, sale or grant of all such Rights, whether or not exercised; provided, that no such readjustment shall have the effect of
           --------
increasing the Conversion Price by a proportion (relative to the Conversion Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, or grant of such Rights.

               If the consideration provided for in any Right or the additional consideration, if any, payable upon the conversion or exchange of any right shall be reduced, or the rate at which any Right is exercisable or convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Conversion Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Right on the Conversion Price and then readjusted as if such Right had been issued on the date of such change with the terms in effect after such change, but only if as a result of such readjustment the Conversion Price then in effect hereunder is thereby reduced.

               (v) For the purposes of this paragraph 5: (x) the consideration for the issue or sale of any additional shares of Common Stock shall, irrespective of the accounting treatment of such consideration, be deemed to be the consideration actually received by the Corporation and (1) insofar as it consists of cash, be computed at the net amount of cash received by the Corporation, plus any expense paid or incurred by the Corporation and any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, (2) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Corporation, and (3) in case additional shares of Common Stock are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (1) and (2) above, allocable to such additional shares of Common Stock, all as determined in good faith by the Board of Directors of the Corporation; (y) additional shares of Common Stock deemed to have been issued pursuant to subparagraph 5(e)(iv) relating to Rights, shall be deemed to have been issued for a consideration per share determined by dividing (1) the total amount, if any, received by the Corporation as consideration for the issue, sale or grant of the Rights in question, less the value of the Rights not actually received by the Corporation as consideration therefor, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Corporation upon the exercise, conversion or exchange of such Rights or, in the case of Rights which are rights, options or warrants for convertible securities, the exercise of such Rights for convertible securities and the conversion or exchange of such convertible securities, in each case computing such consideration as provided in the foregoing clause (x) of this subparagraph 5(e)(v), by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for subsequent adjustment of such number to protect against dilution) issuable upon the exercise, conversion or exchange of such Rights; and, (z) additional shares of Common Stock deemed to have been issued pursuant to subparagraphs 5(e)(i) and (iii), relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration. For the purposes of this paragraph 5, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Corporation as may be amended as of the date hereof, or
(ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value or from par value to no par value, or from no par value to par value.

               (vi) No adjustment in the Conversion Price shall be required unless explicitly provided for in this paragraph 5 and unless such adjustment (plus any adjustments not previously made by reason of this subparagraph 5(e)(vi)), would require an increase or decrease of at least five percent (5%) in such price; provided, that any adjustments which by reason of this subparagraph 5(e)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph 5(e)(vi) shall be made to the nearest cent.

               (vii) No adjustment shall be made (1) upon conversion of the Series A Preferred Stock, (2) upon exercise of options and/or warrants of the Corporation outstanding on the date hereof, (3) in respect of options hereafter granted to employees, officers or directors of or consultants to the Corporation, pursuant to stock option plans or other agreements in effect on the date hereof or hereafter adopted, (4) in respect of dividends or distributions declared, ordered, paid or made on the Common Stock in which shares of this Series may participate pursuant to subparagraph 3(b), and (5) in respect of any dividend of rights pursuant to a "poison pill" rights plan.

               (viii) Whenever the Conversion Price is adjusted pursuant to any of the foregoing provisions of this paragraph 5, the Corporation shall forthwith prepare a written statement signed by the president or any vice president and the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Corporation, setting forth the adjusted Conversion Rate determine as provided in the paragraph 5, and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Corporation and a copy thereof shall be furnished to any holder requesting the same, and shall at all reasonable times during business hours be open to inspection by the holders. Within 10 days of the event requiring an adjustment, the Corporation shall also cause a notice, stating that such an adjustment has been made and setting forth the adjusted Conversion Rate, to be mailed, first-class, postage prepaid, to all then holders of record at their addresses as the same appear on the stock records of the Corporation.

          (f) Reservation of Common Stock. The Corporation shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued Common Stock the full number or shares of Common Stock deliverable upon the conversions of all the then outstanding shares of this Series (including all shares issuable in payment of deferred dividends) and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series A Preferred Stock. The Corporation shall use its best efforts to obtain, prior to or concurrently with the first issuance of this Series, the authorization for the listing of such shares and the shares of Common Stock issuable upon conversion of this Series on The New York Stock Exchange and shall use its best efforts to maintain for as long as any share of this Series shall be outstanding such authorization or authorization for the listing of such shares on a national securities exchange or quotation system. The Corporation shall pay any and all transfer, stamp and other like taxes that may be payable in respect of the issuance or delivery to a holder of shares of Common Stock or conversion of the Series A Preferred Stock by such holder.

          6.  Liquidation.
              -----------

          (a) Priority. Upon any liquidation, dissolution or winding up of the
              --------
Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive, before any distribution or payment is made upon the Common Stock or any other Junior Securities, an amount per share equal to $2.41, plus all accrued but unpaid current dividends, additional dividends (if any), and deferred dividends to such date (collectively, the "Liquidation Payments"). If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets and funds available for distribution to stockholders shall be insufficient to permit payment to the holders of this Series of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation available to the holders of this Series shall be distributed ratably among such holders in proportion to the number of shares of this Series A Preferred Stock owned by each such holder. Except in the case of a "deemed liquidation" (as defined below) , after the Liquidation Payments are made to the holders of the shares of this Series, any remaining assets and funds of the Corporation shall be distributed to holders of this Series and the Common Stock and any Junior Securities, ratably, on the basis that all shares of this Series are deemed to have been converted into Common Stock in accordance with the terms hereof.

          (b) Certain Transactions Deemed a Liquidation. If (i) the Corporation
              -----------------------------------------
consolidates or merges into or with any other corporation or corporations or any other entity or entities, or (ii) the Corporation sells or transfers all or substantially all its assets, or (iii) a majority of the then outstanding capital stock of the Corporation is sold in a transaction, and any such transaction results in the stockholders of the Corporation immediately prior to the transaction possessing less than fifty percent (50%) of the voting securities of the surviving entity, then the Corporation shall treat such merger, consolidation, sale or transfer as a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 6 (a "deemed liquidation"), unless the transaction is approved by the holders of a majority of the shares in this Series then outstanding. Upon a deemed liquidation, the holders of shares of this Series shall receive from the Corporation the Liquidation Payments. From and after the date of a deemed liquidation, all rights of the holders of any shares of this Series, as such, shall cease and terminate, such shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor other than the Liquidation Payments.

          (c) Notice. Written notice of a liquidation, dissolution or winding up
              ------
(including the transactions described in paragraph (b) above), stating a payment date, the estimated amount of the Liquidation Payments and the place where the Liquidation Payments shall be payable shall be given by first class mail, postage prepaid, not less than 30 days prior to the payment dated stated therein, to each holder of record of this Series at such holder's address as the same appears on the stock records of the Corporation.

          7.  Redemption.
              ----------

          (a) Optional Redemption. (i) Subject to the holders' rights of
              -------------------
conversion under subparagraph 5(a), the Corporation may, at its option (by action of the Board of Directors) and out of funds legally available therefor,
(x) redeem all outstanding shares of this Series at any time after November 9, 2004, or (y) redeem at least one-third of the outstanding shares of this Series, ratably, at any time during the 12-month period following November 9, 2004, 2005 and 2006, respectively, in each case at a redemption price per share equal to the Liquidation Preference plus all accrued but unpaid dividends (including all additional dividends and deferred dividends, if any) thereon (the "redemption price"), subject, in each instance, to the holders' prior rights of conversion under subparagraph 5(a); provided, however, that if record ownership of any
                         --------  -------
shares of this Series has changed subsequent to the record date for any dividend that has been declared but not paid as of the redemption date, the redemption price with respect to such shares shall not include an amount equal to such declared but unpaid dividend on such shares and the holder of such shares as of the record date for such declared but unpaid dividend shall be entitled to payment of such dividend on the designated date for payment of such dividend. With respect to all shares of this Series for which record ownership has not changed subsequent to the record date for any dividend that has been declared but not paid as of the redemption date, holders of such shares on such redemption date shall, in lieu of receiving such dividend payment on the date designated for payment thereof, receive such dividend payment together with all other accumulated and unpaid dividends, if any, as part of the redemption price on the date fixed for redemption (unless such holders convert such shares in accordance with Section 5 hereof, in which case such holders, subject to the provision of subparagraph 5(c) hereof, will receive such payment on the date designated for payment of such dividend).

              (ii) In the event the Corporation shall redeem shares of this Series in accordance with this subparagraph 7(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty
(30) nor more than ninety (90) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. For purposes of determining the holders entitled to receive notice of a redemption in accordance with this paragraph 7(a), the Board of Directors of the Corporation may set a record date, which record date shall not be more than ten days prior to the date of mailing such notice, and in the absence of Board action setting such record date, the record date for determining the holders entitled to receive notice of a redemption in accordance with this subparagraph 7(a) shall be the date immediately preceding the date of giving such notice. Each such notice shall state: (i) the redemption date or dates, if the Corporation elects to effect such redemption in one-third increments; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and any requirements as to endorsement of assignment for transfer; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that conversion rights of the shares to be redeemed shall continue until the close of business redemption date (provided no default by the Corporation in the payment of the redemption price shall have occurred and be continuing, in which event such conversion rights shall continue until such shares are actually redeemed, exchanged or converted), and the conversion rate at the time applicable.

               (b) Effect of Redemption. (i) If notice shall have been given as
                   --------------------
provided in subparagraph 7(a)(ii) and the Corporation shall have set apart or provided monies at the time and place specified for the payment of the redemption price pursuant to such notice, including any accrued and unpaid current dividends, additional dividends (if any), and deferred dividends, then from and after the redemption date, whether or not certificates for such shares have been surrendered for cancellation, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest thereon) shall cease; provided that the Corporation shall not be required to redeem any shares of this Series which have been converted to Common Stock prior to the close of business on the redemption date. Upon surrender to the Corporation or its designated agent (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

                   (ii) Any shares of this Series which have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

               (c) Failure to Redeem. In the event that on any date fixed for
                   -----------------
redemption pursuant to paragraph 7, the Corporation does not have sufficient funds legally available to permit the redemption of shares requested or required to be redeemed, those funds which are legally available for such payment shall be used to redeem the maximum number of shares of this Series, selected by lot or in such other manner as the Board of Directors may determine.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Stephen E. Lerch, its Executive Vice President.

November 9, 1999
                                    TRANSMEDIA NETWORK INC.


                                    By:     /s/  Stephen E. Lerch
                                         ---------------------------------------
                                            Stephen E. Lerch
                                            Executive Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 IDINE.COM, INC.

                                      INTO

                             TRANSMEDIA NETWORK INC.

      (Pursuant to Section 253 of the General Corporation Law of Delaware)

               TRANSMEDIA NETWORK INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

               FIRST:   The Corporation is incorporated under the General
Corporation Law of the State of Delaware.

               SECOND: The Corporation owns all of the outstanding shares of the capital stock of iDine com, Inc., a Delaware corporation (the "Subsidiary").

               THIRD:   The Corporation, by the following resolutions duly
adopted by its Board of Directors on November 13, 2001, has determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware, effective immediately upon filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware:

                      RESOLVED, that this Board hereby deems it advisable and in the best interests of the Corporation that the Corporation merge its wholly-owned subsidiary, iDine.com, Inc., with and into the Corporation.

                      RESOLVED, that the Corporation shall be the surviving corporation and shall continue as a corporation organized and existing under the laws of the State of Delaware, and that, at the effective time of the merger, the Corporation shall change its corporate name by amending Article FIRST of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

                      FIRST: Name. The name of the corporation is iDine Rewards
                             ----
         Network Inc.

                           RESOLVED, that this Board hereby authorizes and directs the appropriate officers of the Corporation, in the name and on behalf of the Corporation, to execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Subsidiary with and into the Corporation, and to change the name of the Corporation to iDine Rewards Network Inc., and to file the Certificate of Ownership and Merger in the office of the Secretary of State of Delaware, and to execute, deliver and file any and all other agreements, certificates and documents, and to do all other acts and things whatsoever as may be necessary or desirable to carry out the purposes of these resolutions.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its President as of the 29th day of January, 2002.

                                    TRANSMEDIA NETWORK INC.


                                    By   /s/  Gene M. Henderson
                                      ------------------------------------------
                                        Gene M. Henderson, President

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